                                                                       EXHIBIT 4

================================================================================

                         SAINT ACQUISITION CORPORATION,
                                 AS MERGER SUB,

                               SAINT CORPORATION,
                                   AS PARENT,

            AND FOLLOWING THE MERGER OF SAINT ACQUISITION CORPORATION
                  WITH AND INTO SWIFT TRANSPORTATION CO., INC.,

                         SWIFT TRANSPORTATION CO., INC.,
                                 AS THE COMPANY,

                                       AND

                            THE SUBSIDIARY GUARANTORS

         12 1/2%SECOND-PRIORITY SENIOR SECURED FIXED RATE NOTES DUE 2017

                          ----------------------------

                                    INDENTURE

                            DATED AS OF MAY 10, 2007

                          ----------------------------

                          ----------------------------

                         U.S. BANK NATIONAL ASSOCIATION,
                                 AS THE TRUSTEE

                          ----------------------------

================================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture
Act Section                                                  Indenture Section
310(a)(1).................................................          7.10
   (a)(2).................................................          7.10
   (a)(3).................................................          N.A.
   (a)(4).................................................          N.A.
   (a)(5).................................................          7.10
   (b)....................................................          7.10
   (c)....................................................          N.A.
311(a)....................................................          7.11
   (b)....................................................          7.11
   (c)....................................................          N.A.
312(a)....................................................          2.05
   (b)....................................................         13.03
   (c)....................................................         13.03
313(a)....................................................          7.06
   (b)(2).................................................       7.06; 7.07
   (c)....................................................      7.06; 13.02
   (d)....................................................          7.06
314(a)....................................................   4.03; 13.02; 13.05
   (c)(1).................................................         13.04
   (c)(2).................................................         13.04
   (c)(3).................................................          N.A.
   (e)....................................................         13.05
   (f)....................................................          N.A.
315(a)....................................................          7.01
   (b)....................................................      7.05, 13.02
   (c)....................................................          7.01
   (d)....................................................          7.01
   (e)....................................................          6.11
316(a) (last sentence)....................................          2.09
   (a)(1)(A)..............................................          6.05
   (a)(1)(B)..............................................          6.04
   (a)(2).................................................          N.A.
   (b)....................................................          6.07
   (c)....................................................          2.12
317(a)(1).................................................          6.08
   (a)(2).................................................          6.09
   (b)....................................................          2.04
318(a)....................................................          N.A.
   (b)....................................................          N.A.
   (c)....................................................         13.01

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE........................................................    1

           SECTION 1.01 Definitions..........................................................................    1

           SECTION 1.02 Other Definitions....................................................................   28

           SECTION 1.03 Incorporation by Reference of Trust Indenture Act....................................   29

           SECTION 1.04 Rules of Construction................................................................   29

ARTICLE 2  THE NOTES.........................................................................................   30

           SECTION 2.01 Form and Dating......................................................................   30

           SECTION 2.02 Execution and Authentication.........................................................   31

           SECTION 2.03 Registrar and Paying Agent...........................................................   32

           SECTION 2.04 Paying Agent to Hold Money in Trust..................................................   32

           SECTION 2.05 Holder Lists.........................................................................   32

           SECTION 2.06 Transfer and Exchange................................................................   32

           SECTION 2.07 Replacement Notes....................................................................   45

           SECTION 2.08 Outstanding Notes....................................................................   45

           SECTION 2.09 Treasury Notes.......................................................................   45

           SECTION 2.10 Temporary Notes......................................................................   46

           SECTION 2.11 Cancellation.........................................................................   46

           SECTION 2.12 Defaulted Interest...................................................................   46

ARTICLE 3  REDEMPTION AND PREPAYMENT.........................................................................   46

           SECTION 3.01 Notices to Trustee...................................................................   46

           SECTION 3.02 Selection of Notes to Be Redeemed or Purchased.......................................   47

           SECTION 3.03 Notice of Redemption.................................................................   47

           SECTION 3.04 Effect of Notice of Redemption.......................................................   48

           SECTION 3.05 Deposit of Redemption or Purchase Price..............................................   48

           SECTION 3.06 Notes Redeemed or Purchased in Part..................................................   48

           SECTION 3.07 Optional Redemption..................................................................   49

           SECTION 3.08 Mandatory Redemption.................................................................   49

           SECTION 3.09 Offer to Purchase by Application of Excess Designated Proceeds or Excess Proceeds....   50

ARTICLE 4  COVENANTS.........................................................................................   52

           SECTION 4.01 Payment of Notes.....................................................................   52

           SECTION 4.02 Maintenance of Office or Agency......................................................   52

           SECTION 4.03 Reports..............................................................................   53

           SECTION 4.04 Compliance Certificate...............................................................   55

           SECTION 4.05 Taxes................................................................................   55

           SECTION 4.06 Stay, Extension and Usury Laws.......................................................   56

           SECTION 4.07 Restricted Payments..................................................................   56

           SECTION 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.......................   60

           SECTION 4.09 Incurrence of Indebtedness and Issuance of Preferred Equity..........................   62

           SECTION 4.10 Asset Sales..........................................................................   67

           SECTION 4.11 Transactions with Affiliates.........................................................   68

           SECTION 4.12 Liens................................................................................   70

           SECTION 4.13 Business Activities..................................................................   70

           SECTION 4.14 Corporate Existence..................................................................   71

           SECTION 4.15 Offer to Repurchase Upon Change of Control...........................................   71

           SECTION 4.16 No Layering of Debt..................................................................   73

           SECTION 4.17 Limitation on Sale and Leaseback Transactions........................................   73

           SECTION 4.18 Payments for Consent.................................................................   73

           SECTION 4.19 Additional Note Guarantees...........................................................   74

           SECTION 4.20 Designation of Restricted and Unrestricted Subsidiaries..............................   74

           SECTION 4.21 Amendment of Security Documents......................................................   74

           SECTION 4.22 After-Acquired Property..............................................................   75

ARTICLE 5  SUCCESSORS........................................................................................   75

           SECTION 5.01 Merger, Consolidation, or Sale of Assets.............................................   75

           SECTION 5.02 Successor Corporation Substituted....................................................   77

ARTICLE 6  DEFAULTS AND REMEDIES.............................................................................   78

           SECTION 6.01 Events of Default....................................................................   78

           SECTION 6.02 Acceleration.........................................................................   80

           SECTION 6.03 Other Remedies.......................................................................   80

           SECTION 6.04 Waiver of Past Defaults..............................................................   80

           SECTION 6.05 Control by Majority..................................................................   80

           SECTION 6.06 Limitation on Suits..................................................................   81

           SECTION 6.07 Rights of Holders of Notes to Receive Payment........................................   81

           SECTION 6.08 Collection Suit by Trustee...........................................................   81

           SECTION 6.09 Trustee May File Proofs of Claim.....................................................   81

           SECTION 6.10 Priorities...........................................................................   82

           SECTION 6.11 Undertaking for Costs................................................................   82

ARTICLE 7  TRUSTEE...........................................................................................   82

           SECTION 7.01 Duties of Trustee....................................................................   82

           SECTION 7.02 Rights of Trustee....................................................................   84

           SECTION 7.03 Individual Rights of Trustee.........................................................   85

           SECTION 7.04 Trustee's Disclaimer.................................................................   86

           SECTION 7.05 Notice of Defaults...................................................................   86

           SECTION 7.06 Reports by Trustee to Holders of the Notes...........................................   86

           SECTION 7.07 Compensation and Indemnity...........................................................   86

           SECTION 7.08 Replacement of Trustee...............................................................   87

           SECTION 7.09 Successor Trustee by Merger, etc.....................................................   88

           SECTION 7.10 Eligibility; Disqualification........................................................   88

           SECTION 7.11 Preferential Collection of Claims Against Issuer.....................................   88

ARTICLE 8  LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................................................   89

           SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.............................   89

           SECTION 8.02 Legal Defeasance and Discharge.......................................................   89

           SECTION 8.03 Covenant Defeasance..................................................................   89

           SECTION 8.04 Conditions to Legal or Covenant Defeasance...........................................   90

           SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other
             Miscellaneous Provisions........................................................................   91

           SECTION 8.06 Repayment to the Issuer..............................................................   92

           SECTION 8.07 Reinstatement........................................................................   92

ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER..................................................................   92

           SECTION 9.01 Without Consent of Holders of Notes..................................................   92

           SECTION 9.02 With Consent of Holders of Notes.....................................................   93

           SECTION 9.03 Compliance...........................................................................   95

           SECTION 9.04 Revocation and Effect of Consents....................................................   95

           SECTION 9.05 Notation on or Exchange of Notes.....................................................   96

           SECTION 9.06 Trustee to Sign Amendments, etc......................................................   96

ARTICLE 10 COLLATERAL........................................................................................   96

           SECTION 10.01 Security Documents..................................................................   96

           SECTION 10.02 Second Lien Agent...................................................................   97

           SECTION 10.03 Authorization of Actions to Be Taken................................................   98

           SECTION 10.04 Release of Liens....................................................................   99

           SECTION 10.05 Filing, Recording and Opinions......................................................  100

           SECTION 10.06 Powers Exercisable by Receiver or Trustee...........................................  101

           SECTION 10.07 Release Upon Termination of the Issuer's Obligations................................  101

           SECTION 10.08 Designations........................................................................  101

ARTICLE 11 NOTE GUARANTEES...................................................................................  102

           SECTION 11.01 Guarantee...........................................................................  102

           SECTION 11.02 Limitation on Guarantor Liability...................................................  103

           SECTION 11.03 Execution and Delivery of Note Guarantee............................................  103

           SECTION 11.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.......................  104

           SECTION 11.05 Releases............................................................................  105

ARTICLE 12 SATISFACTION AND DISCHARGE........................................................................  106

           SECTION 12.01 Satisfaction and Discharge..........................................................  106

           SECTION 12.02 Application of Trust Money..........................................................  107

ARTICLE 13 MISCELLANEOUS.....................................................................................  107

           SECTION 13.01 Trust Indenture Act Controls........................................................  107

           SECTION 13.02 Notices.............................................................................  107

           SECTION 13.03 Communication by Holders of Notes with Other Holders of Notes.......................  108

           SECTION 13.04 Certificate and Opinion as to Conditions Precedent..................................  108

           SECTION 13.05 Statements Required in Certificate or Opinion.......................................  109

           SECTION 13.06 Rules by Trustee and Agents.........................................................  110

           SECTION 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders............  110

           SECTION 13.08 Governing Law.......................................................................  110

           SECTION 13.09 No Adverse Interpretation of Other Agreements.......................................  110

           SECTION 13.10 Successors..........................................................................  110

           SECTION 13.11 Severability........................................................................  110

           SECTION 13.12 Counterpart Originals...............................................................  110

           SECTION 13.13 Table of Contents, Headings, etc....................................................  110

           SECTION 13.14 Benefits of Indenture...............................................................  111

                                    EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM OF NOTE GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE

      INDENTURE, dated as of May 10, 2007, among Saint Acquisition Corporation, a Nevada corporation ("Merger Sub"), Saint Corporation, a Nevada corporation ("Parent"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee"), and, upon the merger of Saint Acquisition Corporation with and into Swift Transportation Co., Inc. and the execution and delivery of a supplemental indenture, Swift Transportation Co., Inc., a Nevada corporation (the "Company"), and the Subsidiary Guarantors (as defined herein).

      Merger Sub has duly authorized the creation of an issue of 12 1/2%Second-Priority Senior Secured Fixed Rate Notes due 2017 issued on the date hereof as provided in this Indenture, and to provide therefor Merger Sub has duly authorized the execution and deliver of this Indenture.

      Parent has duly authorized its Note Guarantee of the Notes, and to provide therefor Merger Sub has duly authorized the execution and deliver of this Indenture.

      All things necessary to make this Indenture a valid agreement of Merger Sub and Parent, in accordance with its terms, has been done.

      Merger Sub, Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

      SECTION 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into such specified Person or at such time such other Person became a Restricted Subsidiary of Parent, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person or becoming a Restricted Subsidiary of Parent; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Notes" means an unlimited principal amount of additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Sale" means:

            (1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; provided, that, the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, the Issuer and Parent's Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10; and

            (2) the issuance or sale of Equity Interests in the Issuer or any of Parent's Restricted Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

            (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

            (2) a transfer of assets between or among Parent, the Issuer and any of Parent's Restricted Subsidiaries;

            (3) an issuance or sale of Equity Interests by the Issuer or a Restricted Subsidiary of Parent to Parent, the Issuer or to another Restricted Subsidiary of Parent;

            (4) the sale or lease of inventory, equipment, products or services or the licensing or lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (5) the sale or disposition or discounting of accounts receivable in the ordinary course of business;

            (6) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets in the ordinary course of business, including Motor Vehicles;

            (7) any sale or disposition of assets received by Parent, the Issuer or any of Parent's Restricted Subsidiaries upon the foreclosure on a Lien;

            (8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

            (9) a Restricted Payment that does not violate Section 4.07;

            (10) the granting of Liens not otherwise prohibited by this Indenture; and

            (11) the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

            (3) with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

      "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Captive Insurance Company" means Mohave Transportation Insurance Company, an Arizona corporation.

      "Cash Equivalents" means:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

            (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody's or A-1 or better from S&P;

            (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having, at the time of acquisition, one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition;

            (6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having, at the time of acquisition, one of the two highest ratings obtainable from Moody's or S&P, and, in each case, maturing within one year after the date of acquisition; and

            (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (6) of this definition.

      "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent, the Issuer and Parent's Restricted Subsidiaries, in each case, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

            (2) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer;

            (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of Parent;

            (4) the first day on which a majority of the members of the Board of Directors of Parent or the Issuer are not Continuing Directors; or

            (5) Parent ceases to be the owner, directly or indirectly, of 100% of the total voting power of the Voting Stock of the Issuer.

      "Clearstream" means Clearstream Banking, S.A.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

      "Collateral Sharing Agreement" means the Collateral Sharing Agreement, dated as of the Issue Date, by and among the Trustee, U.S. Bank National Association, as trustee under the Floating Rate Indenture, and U.S. Bank National Association, as Second Lien Agent.

      "Company" means Swift Transportation Co., Inc., a Nevada corporation, and any and all successors thereto.

      "Consolidated Cash Flow" means, for any period, the Consolidated Net Income of Parent for such period plus, without duplication:

            (1) an amount equal to any extraordinary loss plus any net loss realized by Parent, the Issuer or any of Parent's Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (2) provision for taxes based on income or profits of Parent, the Issuer and Parent's Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (3) the Fixed Charges of Parent, the Issuer and Parent's Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

            (4) with respect to the period in which the Merger Date occurs, the aggregate amount of fees, costs, and expenses incurred by Parent, the Issuer and the Restricted Subsidiaries in connection with the Merger and the related financing thereof to the extent not in excess of an aggregate of $45 million; plus

            (5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses other than debt issuance costs to the extent they relate to the issuance of any debt after the sale of the Notes and the closing of the Credit Agreement) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense other than debt issuance costs to the extent they relate to the issuance of any debt after the sale of the Notes and the closing of the Credit Agreement) of Parent, the Issuer and Parent's Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (6) non-cash items increasing such Consolidated Net Income for such period, other than (x) the accrual of revenue in the ordinary course of business and (y) any items that represent the reversal in such period of any accrual of, or cash reserve for, anticipated charges made in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Interest Expense" means, for any period, the sum, without duplication of:

            (1) the consolidated interest expense of Parent, the Issuer and Parent's Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization, expensing or write-off of debt issuance costs, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

            (2) the consolidated interest expense of Parent, the Issuer and Parent's Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest expense on Indebtedness of another Person that is guaranteed by Parent, the Issuer or one of Parent's Restricted Subsidiaries or secured by a Lien on assets of Parent, the Issuer or one of Parent's Restricted Subsidiaries, whether or not such guarantee or Lien is called upon.

      "Consolidated Net Income" means, for any period, the aggregate of the Net Income of Parent, the Issuer and Parent's Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of Parent or that is accounted for by the equity method of accounting will be included only to the extent that (x) such Net Income is actually dividended or distributed in cash to Parent, the Issuer or a Restricted Subsidiary of Parent or (y) any of Parent, the Issuer or a Restricted Subsidiary has the present ability to require such Unrestricted Subsidiary to dividend or distribute such Net Income to Parent, the Issuer or such Restricted Subsidiary;

            (2) the Net Income of any Restricted Subsidiary of Parent will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or distribution is actually made in cash and not otherwise included therein;

            (3) the cumulative effect of a change in accounting principles will be excluded;

            (4) any net gain (but not loss) resulting from an Asset Sale by Parent, the Issuer or any of Parent's Restricted Subsidiaries other than in the ordinary course of business will be excluded;

            (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

            (6) all gains, losses, charges or write-offs with respect to an election to be taxed as an "S corporation" under Subchapter S of the Code shall be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer or Parent, as the case may be, who:

            (1) was a member of such Board of Directors on the Merger Date, or

            (2) was nominated for election or elected to such Board of Directors by the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

      "Credit Agreement" means that certain credit agreement, to be dated as of the Merger Date, by and among the Issuer, the guarantors party thereto, the lenders specified therein, Morgan Stanley Senior Funding, Inc., Wachovia Bank, National Association, and J.P. Morgan Securities Inc., as the co-syndication agents, Morgan Stanley Senior Funding, Inc., as the documentation agent and administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Discharge of Senior Lender Claims" shall mean, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Facilities, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Law, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Parent, the Issuer and Parent's Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of Parent (to the extent the net proceeds therefrom are contributed to the equity capital of the Issuer) pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Parent).

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, and, in the case of any transaction involving aggregate consideration in excess of $10.0 million, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).

      "First Lien Agent" has the meaning given to such term in the Intercreditor Agreement.

      "First Priority After-Acquired Property" means any property (other than the initial collateral) of Parent, the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness.

      "First Priority Lien Obligations" means (i) all Secured Bank Indebtedness,
(ii) all other Obligations (not constituting Indebtedness) of Parent, the Issuer and Parent's Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of Parent, the Issuer or any of Parent's Restricted Subsidiaries in respect of Hedging Obligations in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations, to the extent such Hedging Obligations are secured by Liens on assets also securing the Secured Bank Indebtedness (including all Obligations in respect thereof).

      "Fixed Charge Coverage Ratio" means, for any period, the ratio of the Consolidated Cash Flow of Parent for such period to the Fixed Charges of Parent for such period. In the event that Parent, the Issuer or any of Parent's Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (1) acquisitions that have been made by Parent, the Issuer or any of Parent's Restricted Subsidiaries, including through mergers or consolidations, or any Person acquired by Parent, the Issuer or any of Parent's Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded;

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of Parent, the Issuer or any of Parent's Restricted Subsidiaries following the Calculation Date;

            (4) any Person that is a Restricted Subsidiary of Parent on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (5) any Person that is not a Restricted Subsidiary of Parent on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, for any period, the sum, without duplication, of:

            (1) the Consolidated Interest Expense of Parent for such period;
      plus

            (2) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of Parent, the Issuer or any of Parent's Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Parent (other than Disqualified Stock) or to Parent, the Issuer or a Restricted Subsidiary of Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

      "Floating Rate Indenture" means that certain Indenture, dated the Issue Date, among Parent, Merger Sub and U.S. Bank National Association, as trustee, as amended or supplemented from time to time.

      "Floating Rate Note Guarantees" means the guarantees by Parent and the Subsidiary Guarantors of the Issuer's obligations under the Floating Rate Indenture and the Floating Rate Notes.

      "Floating Rate Notes" means the Issuer's Second-Priority Senior Secured Floating Rate Notes due 2015 issued pursuant to the Floating Rate Indenture.

      "Foreign Subsidiary" means any direct or indirect Subsidiary of Parent that is not organized under the laws of the United States or any state of the United States or the District of Columbia (which term shall include any Subsidiary organized under the laws of Puerto Rico).

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "Global Note Legend" means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

      "Government Securities" means securities that are direct non-callable obligations of, or guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged.

      "guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "Holder" means a Person in whose name a Note is registered.

      "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date will be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (a) the Fair Market Value of such assets at the date of
            determination; and

                  (b) the amount of the Indebtedness of the other Person.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the first $595.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

      "Initial Purchasers" means Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Intercreditor Agreement" means the intercreditor agreement among Morgan Stanley Senior Funding, Inc., as administrative agent under the Credit Agreement, the Trustee, the Issuer, Parent and each Subsidiary Guarantor, as it may be amended from time to time in accordance with this Indenture.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If Parent, the Issuer or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Parent's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by Parent, the Issuer or any Restricted Subsidiary of Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent, the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07. Except as otherwise provided in this Indenture, the amount, or Fair Market Value, of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "Issue Date" means May 10, 2007, the date on which the Notes are originally issued.

      "Issuer" means (i) Merger Sub, prior to the Merger, and (ii) the Company, but not any of its Subsidiaries, following the Merger.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Marketable Securities" means any equity securities that are (i) not subject to any transfer restrictions arising under contract or applicable laws (including under federal and state securities laws); and (ii) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (iii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, that the excess of (A) the aggregate amount of securities of any one such corporation held by Parent, the Issuer and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities.

      "Merger" means the merger of Merger Sub with and into the Company in accordance with the terms of the Merger Agreement.

      "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 19, 2007, by and among Parent, Merger Sub and the Company as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Merger Date" means the date of the consummation of the Merger pursuant to the terms of the Merger Agreement.

      "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

      "Motor Vehicle Financing" means a secured debt financing to be entered into by one or more Motor Vehicle Subsidiaries and/or the New Motor Vehicles Subsidiary collateralized by specified Motor Vehicles and related assets, which financing may include (a) one or more tranches of secured debt financings and/or sale and leasebacks of Motor Vehicles, or (b) one or more put options exercisable by such Motor Vehicle Subsidiary and/or the New Motor Vehicles Subsidiary that would require the lender thereunder to purchase specified Motor Vehicles collateral at certain times and agreed upon prices and to lease back such Motor Vehicles to such Motor Vehicle Subsidiary and/or the New Motor Vehicles Subsidiary at certain agreed upon rental prices and lease terms.

      "Motor Vehicle Subsidiary" means M.S. Carriers, Inc., a Tennessee corporation, Sparks Finance Co., Inc., a Nevada corporation, Swift Leasing Co., Inc., an Arizona corporation and MS Carriers Warehousing & Distribution, Inc. a Tennessee corporation.

      "Motor Vehicles" means motor vehicles, trailers, and related equipment owned or leased by Parent or any of its Restricted Subsidiaries.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

      "Net Proceeds" means the aggregate cash proceeds received by Parent, the Issuer or any of Parent's Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than First Priority Lien Obligations, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or amount placed in an escrow established for purposes of such an adjustment.

      "New Motor Vehicles Subsidiary" means a newly-formed special purpose bankruptcy remote entity formed for the purpose of consummating a Motor Vehicle Financing.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither Parent, the Issuer nor any of Parent's Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), other than a pledge of the Equity Interests of Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise), other than by virtue of a pledge of the Equity Interests of Unrestricted Subsidiaries, or (c) constitutes the lender; and

            (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of Parent, the Issuer or any of Parent's Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Guarantee" means the guarantee by Parent and each Subsidiary Guarantor of the Issuer's obligations under this Indenture and the Notes contained in this Indenture.

      "Notes" means the 12 1/2% Second-Priority Senior Secured Fixed Rate Notes due 2017 of the Issuer issued pursuant to this Indenture, including the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means the certain offering memorandum issued May 3, 2007 by Merger Sub relating to the offering of $595.0 million aggregate principal amount of the Initial Notes and $240.0 million aggregate principal amount of the Floating Rate Notes by the Issuer.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of
Section 13.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

      "Other Second-Lien Obligations" means other Indebtedness of Parent, the Issuer and Parent's Restricted Subsidiaries that is equally and ratably secured with the Notes and is designated by the Issuer as an Other Second-Lien Obligation.

      "Parent" means Saint Corporation, a Nevada corporation, and any and all successors thereto.

      "Pari Passu Indebtedness" means:

            (1) with respect to the Issuer, the Second Priority Notes and any Indebtedness which ranks pari passu in right of payment to the Second Priority Notes; and

            (2) with respect to Parent and any Subsidiary Guarantor, its Note Guarantee, its Floating Rate Note Guarantee and any Indebtedness which ranks pari passu in right of payment to Parent's or such Subsidiary Guarantor's Note Guarantee and Floating Rate Note Guarantee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Permitted Business" means the businesses of the Issuer and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary, reasonably related or complementary to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

      "Permitted Holders" means the Principal and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

      "Permitted Investments" means:

            (1) any Investment in the Issuer or in a Restricted Subsidiary of Parent;

            (2) any Investment in cash, Cash Equivalents or Marketable
      Securities;

            (3) any Investment by Parent, the Issuer or any Restricted Subsidiary of Parent in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of Parent; or

                  (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent, the Issuer or a Restricted Subsidiary of Parent;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

            (5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of Parent;

            (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent, the Issuer or any of Parent's Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

            (7) Investments represented by Hedging Obligations;

            (8) loans or advances to officers, directors, consultants and employees of Parent, the Issuer or any Restricted Subsidiary of Parent made in the ordinary course of business in an aggregate principal amount not to exceed $5 million at any one time outstanding;

            (9) repurchases of the Second Priority Notes;

            (10) guarantees issued in accordance with Sections 4.09 and 4.19;

            (11) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

            (12) receivables owing to Parent, the Issuer or any Restricted Subsidiary of Parent created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (13) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (14) lease, utilities, workers' compensation, performance and similar deposits made in the ordinary course of business;

            (15) Investments in the Captive Insurance Company to the extent that such Investments shall not exceed the minimum amount of capitalization required pursuant to applicable regulatory capital requirements;

            (16) Investments consisting of the Shareholder Loan in an aggregate principal amount not to exceed $560 million plus any amounts added to the principal as paid-in-kind interest;

            (17) advances in the ordinary course of business to any independent contractor performing services for Parent or any of its Restricted Subsidiaries or any of their agents not to exceed $20 million in the aggregate at any time outstanding maturing not later than seven years after the incurrence thereof;

            (18) Investments in a Receivables Subsidiary or in any Person by a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

            (19) Investments in a Foreign Subsidiary in an aggregate amount which, when taken together with all Investments made pursuant to this clause (19) since the Issue Date shall not exceed $40 million in the aggregate; and

            (20) additional Investments, when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed $40 million at any one time outstanding;

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (20) so that all or a portion of the Investment would be a Permitted Investment.

      "Permitted Liens" means:

            (1) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (1) of the definition of "Permitted Debt";

            (2) Liens in favor of Parent, the Issuer or any of Parent's Restricted Subsidiaries;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Parent, the Issuer or any Restricted Subsidiary of Parent; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Parent, the Issuer or the Restricted Subsidiary;

            (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Parent, the Issuer or any Restricted Subsidiary of Parent; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition and do not extend to any property other than the property so acquired by Parent, the Issuer or such Restricted Subsidiary;

            (5) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal or performance bonds or other obligations of a like nature or deposits in connection with tenders, bids, leases, trade contracts, governmental contracts, or other similar obligations (other than for the payment of Indebtedness), in each case incurred in the ordinary course of business;

            (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

            (7) Liens to secure Indebtedness permitted to be incurred pursuant to clause (4) of the definition of "Permitted Debt" covering only the assets acquired with or financed by such Indebtedness;

            (8) Liens existing on the Issue Date (other than Liens of the type specified in clause (1) above);

            (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (10) Liens created for the benefit of (or to secure) (x) the Notes (or the Note Guarantees) and (y) the Floating Rate Notes issued on the Issue Date (or the related Floating Rate Note Guarantees);

            (11) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith), such as carriers', warehousemen's, landlord's, lessor's, suppliers, banks, repairmen's and mechanics' Liens, in each case, incurred in the ordinary course of business;

            (12) Liens incurred or deposits made in the ordinary course of business to secure payment of workers' compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

            (13) easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Issuer or its Subsidiaries) or materially impair their use in the operation of the business of the Issuer and its Subsidiaries;

            (14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

                  (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements or accessions to such property or proceeds or distributions thereof); and

                  (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

            (15) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Parent, the Issuer or any of Parent's Restricted Subsidiaries in the ordinary course of business;

            (16) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

            (17) Liens securing Hedging Obligations incurred pursuant to clause
      (8) of the definition of "Permitted Debt;"

            (18) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (3), (4), (7) or (8) of the definition of "Permitted Liens"; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets;

            (19) bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of Parent and its Restricted Subsidiaries;

            (20) Liens on accounts receivable, leases or other financial assets incurred in connection with a Qualified Receivables Transaction;

            (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (22) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

            (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

            (24) Liens on Motor Vehicles and other assets in connection with any Motor Vehicle Financing otherwise permitted under this Indenture;

            (25) Liens to secure Capital Lease Obligations incurred pursuant to clause (15) of the definition of "Permitted Debt" covering only the assets acquired with or financed by such Capital Lease Obligations;

            (26) Liens to secure Attributable Debt incurred pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) in respect of sale and leaseback transactions that are otherwise permitted to be entered into by Parent, the Issuer or any Restricted Subsidiary in accordance with Section 4.17 in an aggregate amount at any one time outstanding not to exceed $500 million;

            (27) licenses or sublicenses granted to others in the ordinary course of business; and

            (28) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $25 million.

      "Permitted Refinancing Indebtedness" means any Indebtedness of Parent, the Issuer or any of Parent's Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Parent, the Issuer or any of Parent's Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any accrued interest and premium required to be paid on the Indebtedness being so renewed, refunded, refinanced, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

            (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes and the Note Guarantees on terms at least as favorable to the Holders of Notes and Note Guarantees as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

            (4) Permitted Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary of Parent that is not a Subsidiary Guarantor that refinances Indebtedness of Parent, the Issuer or a Restricted Subsidiary of Parent that is a Subsidiary Guarantor, or (y) Indebtedness of Parent, the Issuer or a Restricted Subsidiary of Parent that refinances Indebtedness of an Unrestricted Subsidiary.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Principal" means Jerry Moyes.

      "Private Placement Legend" means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Receivables Transaction" means any Receivables Transaction of a Restricted Subsidiary that meets the following conditions:

            (1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Restricted Subsidiary;

            (2) all sales of accounts receivable and related assets to the Restricted Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

            (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

      The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries to secure Indebtedness under the Credit Agreement shall not be deemed a Qualified Receivables Transaction.

      "Receivables Subsidiary" means a wholly owned Restricted Subsidiary of Parent (or another person formed for the purposes of engaging in Qualified Receivables Transactions with Parent in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

            (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any other Subsidiary of Parent (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent or any other Subsidiary of Parent in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent or any other Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

            (2) with which neither Parent nor any other Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than on terms which Parent reasonably believes to be no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent; and

            (3) to which neither Parent not any other Subsidiary of Parent has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

      Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

      "Receivables Transaction" means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which any Person issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts), or a discrete portfolio of real property or equipment (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets, real property or equipment (whether now existing or arising in the future) of Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, all collateral securing such receivables, leases, other financial assets, real property or equipment, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, other financial assets, real property or equipment.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Temporary Regulation S Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Regulation S Global Note upon expiration of the Restricted Period.

      "Related Party" means:

            (1) any immediate family member of the Principal;

            (2) in the event of the death or permanent disability of the Principal, any heir or devisee of the Principal, or any executor or similar legal representative of the Principal pending final disposition of the Principal's Equity Interests in Parent; and

            (3) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principal or any one or more such other Persons referred to in clause (2).

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day restricted period as defined in Regulation S.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

      "SEC" means the Securities and Exchange Commission.

      "Second Lien Agent" means U.S. Bank National Association, in its capacity as Second Lien Agent under the Collateral Sharing Agreement, together with its successors in such capacity.

      "Second Priority Indentures" means, collectively, this Indenture and the Floating Rate Indenture.

      "Second Priority Liens" means the Liens securing the Obligations in respect of the Notes, the Note Guarantees and the Indenture.

      "Second Priority Notes" means, collectively, the Notes and the Floating Rate Notes.

      "Secured Bank Indebtedness" means any Indebtedness under the Credit Facilities that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (1) of the definition of "Permitted Liens".

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Documents" means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

      "Shareholder Loan" means that certain $560.0 million loan made by the Company on the Issue Date to (i) Jerry Moyes, (ii) Vickie Moyes, (iii) Jerry Moyes and Vickie Moyes, as trustees of the Jerry and Vickie Moyes Family Trust dated 12/11/87, (iv) Michael J. Moyes, as trustee of the Todd Moyes Trust dated 4/27/07, (v) Michael J. Moyes, as trustee of the Hollie Moyes Trust dated 4/27/07, (vi) Michael J. Moyes, as trustee of Chris Moyes Trust dated 4/27/07,
(vii) Michael J. Moyes, as trustee of the Lyndee Moyes Nester Trust dated 4/27/07, (viii) Michael J. Moyes, as trustee of the Marti Lyn Moyes Trust dated 4/27/07 and (ix) Lyndee Moyes Nester, as trustee of the Michael J. Moyes Trust dated 4/27/07.

      "Shareholder Loan Agreement" means the credit agreement, dated the Merger Date, with respect to the Shareholder Loan.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Parent or any of its Restricted Subsidiaries that are reasonably customary (as determined in good faith by Parent) in an accounts receivable transaction.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the final payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date or, if such Indebtedness is incurred after the Issue Date, in the original documentation governing such

Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Subsidiary Guarantors" means each of:

            (1) the Subsidiaries of Parent (other than the Issuer) that execute a supplemental indenture on the Merger Date; and

            (2) any other Subsidiary of Parent that thereafter guarantees the Notes pursuant to the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

      "Temporary Regulation S Global Note" means a temporary global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the legend specified in Section 2.06(f)(3) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder, as may be amended from time to time.

      "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of Parent (other than this Issuer) that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with Parent, the Issuer or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent, the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

            (3) is a Person with respect to which none of Parent, the Issuer or any of Parent's Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent, the Issuer or any of Parent's Restricted Subsidiaries.

      "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

      "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      SECTION 1.02 Other Definitions.

                                                                          Defined in
Term                                                                       Section
----                                                                      ----------
"Affiliate Transaction"..............................................       4.11
"Asset Sale Offer" ..................................................       3.09
"Authentication Order"...............................................       2.02
"Change of Control Offer"............................................       4.15

"Change of Control Payment"..........................................       4.15
"Change of Control Payment Date".....................................       4.15
"Covenant Defeasance"................................................       8.03
"Designated Asset Sale" .............................................       4.10
"Designated Asset Sale Offer" .......................................       3.09
"Disregarded Subsidiaries"...........................................       4.07
"DTC"................................................................       2.03
"Event of Default"...................................................       6.01
"Excess Designated Proceeds".........................................       4.10
"Excess Proceeds"....................................................       4.10
"incur"..............................................................       4.09
"Legal Defeasance"...................................................       8.02
"Offer Amount".......................................................       3.09
"Offer Period".......................................................       3.09
"Paying Agent".......................................................       2.03
"Permitted Debt".....................................................       4.09
"Payment Default"....................................................       6.01
"Purchase Date"......................................................       3.09
"Registrar"..........................................................       2.03
"Restricted Payments"................................................       4.07

      SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Issuer, Parent and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

      SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions; and

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

      SECTION 2.01 Form and Dating.

            (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

            The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and Parent, the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Temporary Regulation S Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Temporary Regulation S Global Note. The aggregate principal amount of the Temporary Regulation S Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments endorsed thereon as specified in Section 2.01(b) in connection with transfers of interests as hereinafter provided.

            (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests the Regulation S Global Note that are held by Participants through Euroclear or Clearsteam.

      SECTION 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, upon receipt of a written order of the Issuer signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated on the face of the Notes. Each such Authentication Order shall specify the number, principal amount and registered Holder of each of the Notes to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as Definitive Notes or Global Notes delivery instructions and such other information as The Trustee shall reasonably request.

      The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

      SECTION 2.03 Registrar and Paying Agent. The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Parent, the Issuer or any of their respective Subsidiaries may act as Paying Agent or Registrar.

      The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

      SECTION 2.04 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent, the Issuer or any of their respective Subsidiaries) will have no further liability for the money. If Parent, the Issuer or any or their respective Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

      SECTION 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

      SECTION 2.06 Transfer and Exchange.

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

                  (1) the Issuer delivers to the Trustee notice from the
            Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary; or

                  (2) the Issuer in its sole discretion determines that the
            Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, provided that in no event shall the Temporary Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to
            (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

            Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
      Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note.
            Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests
            in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                        (A) both:

                              (i) a written order from a Participant or an
                        Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (ii) instructions given in accordance with the
                        Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                        (B) both:

                              (i) a written order from a Participant or an
                        Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (ii) instructions given by the Depositary to the
                        Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Regulation S Global Note prior to (x) the expiration of the Restricted Period and
                        (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted
            Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another

            Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
                  a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of
                  a beneficial interest in the Temporary Regulation S Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee will take delivery in the form of
                  a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a
            Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                        (A) the Registrar receives the following:

                              (i) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                              (ii) if the holder of such beneficial interest in
                        a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement

                  Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
      Notes.

                  (1) Beneficial Interests in Restricted Global Notes to
            Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof,

                        (B) if such beneficial interest is being transferred to
                  a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to
                  a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to
                  an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                        (F) if such beneficial interest is being transferred to
                  Parent, the Issuer or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

            the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
            Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Temporary Regulation S Global Note
            to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Temporary Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Global Notes to
            Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                              (i) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof, or

                              (ii) if the holder of such beneficial interest in
                        a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) Beneficial Interests in Unrestricted Global Notes to
            Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in
            Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                        (F) if such Restricted Definitive Note is being
                  transferred to Parent, the Issuer or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) the Registrar receives the following:

                              (i) if the Holder of such Definitive Notes
                        proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                              (ii) if the Holder of such Definitive Notes
                        proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the
            subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive
            Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A,
                  then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or
                  Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other
                  exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive
            Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) the Registrar receives the following:

                              (i) if the Holder of such Restricted Definitive
                        Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                              (ii) if the Holder of such Restricted Definitive
                        Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive
            Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each
                  Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) , (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (IN THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                        (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Temporary Regulation S Global Note Legend. The Temporary
            Regulation S Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTE, ARE SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (h) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the
            Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10,
            4.15 and 9.05 hereof).

                  (3) All Global Notes and Definitive Notes issued upon any
            registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (4) Neither the Registrar nor the Issuer will be required:

                        (A) to issue, to register the transfer of or to exchange
                  any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                        (B) to register the transfer of or to exchange any Note
                  selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                        (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (5) Prior to due presentment for the registration of a
            transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

                  (6) The Trustee will authenticate Global Notes and Definitive
            Notes in accordance with the provisions of Section 2.02 hereof.

                  (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
            2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

      SECTION 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss, liability or expense that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

      SECTION 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 or Sections 2.09, 8.02 or 8.03 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Parent, the Issuer or an Affiliate of Parent or the Issuer holds the Note; however, Notes held by Parent, the Issuer or a Subsidiary of Parent or the Issuer shall not be deemed to be outstanding for purposes of
Section 3.07(a) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than Parent, the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

      SECTION 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Parent, the Issuer or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Parent, the Issuer or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

      SECTION 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

      SECTION 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner. Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

      SECTION 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

      SECTION 3.01 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur,

            (2) the redemption date;

            (3) the principal amount of Notes to be redeemed;

            (4) the redemption price; and

            (5) applicable CUSIP numbers.

      SECTION 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate, subject to the redemption procedures of the Depositary.

      In the event of partial redemption or purchase the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess thereof. No Notes of $1,000 or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

      SECTION 3.03 Notice of Redemption. Subject to the provisions of Section
3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

      The notice will identify the Notes to be redeemed and will state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Issuer's request, the Trustee will give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 40 days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and providing a form of notice setting forth the information to be stated in such notice as provided in the preceding paragraph.

      SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Any delayed notice of redemption that is not received at least 30 days prior to the redemption date shall result in such redemption date becoming effective 30 days following the date of completed notice. A notice of redemption may not be conditional.

      SECTION 3.05 Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

      If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

      SECTION 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

      SECTION 3.07 Optional Redemption. (a) At any time prior to May 15, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 112.50% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

            (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes but excluding Notes held by Parent or its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

            (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

      Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Issuer's option prior to May 15, 2012. The Issuer is not, however, prohibited under this Indenture from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise so long as the acquisition does not violate the terms of this Indenture.

      On or after May 15, 2012, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes to be redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                 Percentage
----                                                                 ----------
2012.............................................................     106.250%
2013.............................................................     104.167%
2014.............................................................     102.083%
2015 and thereafter..............................................     100.000%

      All redemptions of the Notes will be made upon not less than 30 days' nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address as provided in Section 3.03. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

      SECTION 3.08 Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

      SECTION 3.09 Offer to Purchase by Application of Excess Designated Proceeds or Excess Proceeds. In the event that either (x) pursuant to clause (2) of the second paragraph of Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes and, if required by Section 4.10, Pari Passu Indebtedness (a "Designated Asset Sale Offer"), or (y) pursuant to the fourth paragraph of Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes and, if required by Section 4.10, Pari Passu Indebtedness (an "Asset Sale Offer"), then, in either such case, the Issuer will follow the procedures specified below.

      The offer price in any Designated Asset Sale Offer or Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such Pari Passu Indebtedness plus accrued and unpaid interest on the Notes and such Pari Passu Indebtedness to, but excluding, the date of purchase and will be payable in cash. If any Excess Designated Proceeds remain after consummation of a Designated Asset Sale Offer or any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those remaining Excess Designated Proceeds or Excess Proceeds, as applicable, for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered into such Designated Asset Sale Offer or such Asset Sale Offer exceeds the amount of Excess Designated Proceeds or Excess Proceeds, as applicable, the Notes and such Pari Passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the principal amount of Notes and such Pari Passu Indebtedness tendered. In such event, the Issuer shall furnish to the Trustee an Officers' Certificate setting forth the principal amount at such time of any such Pari Passu Indebtedness and thereupon the Trustee shall select the Notes to be purchased as provided in Section 3.02. Upon completion of each Designated Asset Sale Offer, the amount of Excess Designated Proceeds will be reset at zero, and upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Designated Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 or
Section 4.10 by virtue of such compliance.

      Each Designated Asset Sale Offer and each Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer will apply all Excess Designated Proceeds or Excess Proceeds, as applicable (the "Offer Amount"), to the purchase of Notes and such tendered Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable.

      Upon the commencement of a Designated Asset Sale Offer or an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable. The notice, which will govern the terms of the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, will state:

            (1) that the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, will remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, will cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to a Designated Asset Sale Offer or an Asset Sale Offer, as applicable, may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Designated Asset Sale Offer or any Asset Sale Offer, as applicable, will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than seven days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Designated Asset Sale Offer or the Asset Sale Offer, as applicable, on or as soon as reasonably practicable after the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

      SECTION 4.01 Payment of Notes. The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than Parent, the Issuer or any Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

      SECTION 4.02 Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

      SECTION 4.03 Reports.

            (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Parent and the Issuer will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC's rules and regulations applicable to a registrant that is not an accelerated filer or a large accelerated filer (provided, that, with respect to (i) the first quarterly report on Form 10-Q that would be required to be delivered after the Merger Date, such time period for delivery shall be extended to July 1, 2007 and (ii) the quarterly report on Form 10-Q for the second quarter of 2007, such time period for delivery will be extended to 60 days following the end of such fiscal quarter; provided, further, that the Issuer will be obligated to deliver, within 45 days following the end of such fiscal quarter, the financial information with respect to such fiscal quarter of the same type, and in the same presentation, as was furnished as Exhibit 99.1 to the Company's Form 8-K filed with the SEC on April 19, 2007):

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent and the Issuer were required to file such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if Parent and the Issuer were required to file such reports; provided, however, that no such current report will be required to be furnished if Parent determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial positions or prospects of Parent, the Issuer and Parent's Restricted Subsidiaries, taken as a whole.

            All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports and each annual report on Form 10-K will include a report on Parent's consolidated financial statements by Parent's certified independent accountants; provided, however, that:

                  (i) Sarbanes-Oxley. No certifications or attestations
            concerning internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required;

                  (ii) Financial Statements of Acquired Entities. The financial statements required of acquired businesses will be limited to the financial statements (in whatever form) that Parent receives in connection with the acquisition, and whether or not audited;

                  (iii) Financial Statements of Unconsolidated Entities. No
            financial statements of unconsolidated entities will be required;

                  (iv) Supplemental Schedules. The schedules identified in
            Section 5-04 of Regulation S-X under the Securities Act will not be required; and

                  (v) Non-GAAP Financial Measures. Compliance with the
            requirements of Item 10(e) of Regulation S-K will not be required.

            If Parent or the Issuer has designated any of their respective Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Parent, the Issuer and Parent's Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent. In addition, if any of the Subsidiaries of Parent or the Issuer are guaranteeing the Notes, in lieu of financial statements for any such Subsidiary Guarantors or the consolidating footnotes as required by Rule 3-10 of Regulation S-X, Parent may include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations on a stand-alone basis of Parent, the Issuer, the Subsidiary Guarantors and any Subsidiaries that are not Subsidiary Guarantors.

            Parent will post the reports specified in the preceding paragraph on a website no later than the date Parent is required to provide those reports to the Trustee and the Holders and maintain such posting so long as any Notes remain outstanding; provided, however, that such website may be password protected so long as Parent makes reasonable efforts to notify the Trustee and Holders of postings to the website (including through the information dissemination procedures of the depositary for the Notes) and to provide the Trustee and the Holders with access to such website.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

            (b) In addition, Parent, the Issuer and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, Parent, the Issuer and the Subsidiary Guarantors will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) Except with respect to receipt of Note payments when due and any Default or Event of Default information contained in the Officer's Certificate delivered to it pursuant to this Section 4.03, the Trustee shall have no duty to review, ascertain or confirm the Issuer's compliance with, or the breach of any representation, warranty of covenant made in this Indenture.

      SECTION 4.04 Compliance Certificate.

            (a) Parent, the Issuer and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Parent, the Issuer and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Parent, the Issuer and each Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Parent, the Issuer and each Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

            (b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default that has not been cured, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

      SECTION 4.05 Taxes. Parent and the Issuer will pay, and will cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

      SECTION 4.06 Stay, Extension and Usury Laws. Parent, the Issuer and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Parent, the Issuer and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

      SECTION 4.07 Restricted Payments.

            (a) Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of Parent's, the Issuer's or any of Parent's Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of Parent's, the Issuer's or any of Parent's Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent and other than dividends or distributions payable to Parent, the Issuer or any of Parent's Restricted Subsidiaries);

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, the Issuer or any of Parent's Restricted Subsidiaries (other than any Equity Interests owned by Parent, the Issuer or any of Parent's Restricted Subsidiaries);

                  (3) make any payment on or with respect to, or purchase,
            redeem, defease or otherwise acquire or retire for value, any Indebtedness of Parent, the Issuer or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Parent, the Issuer and any of Parent's Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment;

      (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (A) no Default or Event of Default has occurred and is
            continuing or would occur as a consequence of such Restricted
            Payment;

                  (B) the Issuer would, after giving pro forma effect to such
            Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (C) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments made by Parent, the Issuer and Parent's Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7),
            (9) and (12), of the next succeeding paragraph), is less than the sum, without duplication, of:

                        (i) 50% of the Consolidated Net Income of Parent during
                  the period (taken as one accounting period) from the Merger Date to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) provided, that, with respect to the period commencing on the Merger Date until the last day of the fiscal quarter in which the Merger Date shall occur, the Consolidated Net Income of Parent shall be deemed to equal the product of (x) the Consolidated Net Income of Parent for the entire fiscal quarter in which the Merger Date shall occur, times (y) a fraction, (A) the numerator of which equals the number days in the period commencing on, but excluding, the Merger Date and ending on, and including, the last day of such fiscal quarter, and (B) the denominator of which equals the total number of days in such fiscal quarter; plus

                        (ii) 100% of the aggregate net cash proceeds received by
                  Parent subsequent to the Merger Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of Parent (other than Disqualified Stock or any other Equity Interest issued to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Parent or issued to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees; plus

                        (iii) to the extent that any Restricted Investment that
                  was made subsequent to the Merger Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash received as return of capital with respect to such Restricted Investment (less the cost of disposition if any) and (ii) the amount of such Restricted Investment as of immediately prior to such sale as defined pursuant to the last sentence of the definition of "Investment;" plus

                        (iv) to the extent that any Unrestricted Subsidiary of
                  Parent designated as such after the Merger Date is redesignated as a Restricted

                  Subsidiary after the Merger Date, 100% of the Fair Market Value of Parent's Investment in such Subsidiary as of the date of such redesignation.

            (b) So long as (solely in the case of clauses (4), (8), (10) and (12)) no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

                  (1) the payment of any dividend or distribution or the
            consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds received by Parent of the substantially concurrent sale (other than to a Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock or any other Equity Interest issued to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees) or from the substantially concurrent cash capital contribution received by Parent from its stockholders; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from
            Section 4.07(a)(C)(ii);

                  (3) the repurchase, redemption, defeasance or other
            acquisition or retirement for value of Indebtedness of Parent, the Issuer or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness that is contractually subordinated to the Notes and the Note Guarantee as to the same extent as the Indebtedness being refinanced;

                  (4) the repurchase, redemption or other acquisition or
            retirement for value of any Equity Interests of Parent, the Issuer or any Restricted Subsidiary of Parent held by any current or former officer, director, consultant or employee of Parent, the Issuer or any Restricted Subsidiary of Parent pursuant to any equity subscription agreement, stock option agreement, shareholders' or members' agreement or similar agreement, plan or arrangement; provided that (x) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (provided, however, that Parent, the Issuer or Parent's Restricted Subsidiaries may carry over and make in the immediately subsequent calendar year, in addition to the amounts permitted for any such calendar year, the amount of such repurchases, redemptions or other acquisitions or retirements for value permitted to have been made, but not made, in the immediately preceding calendar year), and (y) the aggregate price paid for all such repurchased, redeemed, acquired or retired

            Equity Interests on or after the Issue Date may not exceed $40 million in the aggregate;

                  (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (6) any dividend (or, in the case of any partnership or
            limited liability company, any similar distribution) by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;

                  (7) so long as Parent is treated as an S Corporation as
            defined under Section 1361(a)(1) of the Code and to the extent its Subsidiaries (other than any Foreign Subsidiaries) are treated as Qualified Subchapter S Subsidiaries as defined under Section 1361(b)(3)(b) of the Code or otherwise disregarded as separate from Parent for U.S. federal income tax purposes ("Disregarded Subsidiaries"), dividends or other distributions by Parent to the holders of Parent's Equity Interests in an aggregate amount in any calendar year equal to 39% of Parent's taxable income in respect of such calendar year assuming for purposes of this calculation that
            (i) Parent is a C corporation, (ii) Parent's only Subsidiaries are Disregarded Subsidiaries, and (iii) the taxable income of Parent is reduced by the amounts paid pursuant to clause (10) below;

                  (8) the declaration and payment of regularly scheduled or
            accrued dividends or distributions to holders of any class or series of Disqualified Stock of Parent, the Issuer or any Restricted Subsidiary of Parent issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);

                  (9) Restricted Payments to the holders of Equity Interests in the Company pursuant to the Merger Agreement to the extent described in the Offering Memorandum;

                  (10) to the extent that any holder of Parent's Equity
            Interests is a obligor under the Shareholder Loan and so long as there shall exist no default under Section 8.1.7 of the Shareholder Loan Agreement, dividends or other distributions by Parent to such holder of Parent's Equity Interests in an amount equal to the actual cash amount of interest due and payable by such holder of Parent's Equity Interests under the Shareholder Loan, without regard to any "gross-up" or similar amounts in respect of taxes, if any, on any such dividend or distribution, provided that the proceeds of any such dividend or distribution is immediately applied by such holder of Parent's Equity Interests to the payment of such interest in respect to the Shareholder Loan;

                  (11) the purchase of fractional shares upon conversion of any securities of Parent or the Issuer into, or the exercise of rights with respect to, Equity Interests of Parent or the Issuer provided that the such fractional shares or the right to receive such fractional shares shall have not been created for the purpose of circumventing the provisions of this Section 4.07; and

                  (12) other Restricted Payments in an aggregate amount not to exceed $25 million since the Issue Date.

      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent, the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15 million. For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (12) above or is entitled to be made according to the first paragraph of this Section 4.07, the Issuer may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

      SECTION 4.08 Dividend and Other Payment Restrictions Affecting
Subsidiaries.

            (a) Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Issuer or any Restricted Subsidiary of Parent to:

                  (1) pay dividends or make any other distributions on its
            Capital Stock to Parent, the Issuer or any of Parent's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Parent, the Issuer or any of Parent's Restricted Subsidiaries;

                  (2) make loans or advances to Parent, the Issuer or any of
            Parent's Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to
            Parent, the Issuer or any of Parent's Restricted Subsidiaries.

            (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements outstanding on the Merger Date, the Credit
            Agreement and Credit Facilities as in effect on the Merger Date and any amendments, restatements, modifications, supplements, renewals, refundings, replacements or refinancings of those agreements; provided that such amendments, restatements, modifications, supplements, renewals, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the

            Merger Date (as determined in good faith by the Board of Directors of Parent or the Issuer);

                  (2) the Second Priority Indentures, the Second Priority Notes,
            the Note Guarantees, the Floating Rate Note Guarantees and the Security Documents;

                  (3) applicable law, rule, regulation or order;

                  (4) any instrument of a Person acquired by Parent, the Issuer or any of Parent's Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was issued or such agreement was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions or subletting
            restrictions in contracts, leases and licenses entered into in the ordinary course of business;

                  (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

                  (7) any agreement for the sale or other disposition of a
            Restricted Subsidiary of Parent that restricts distributions, loans or transfers by that Restricted Subsidiary pending closing of the sale or other disposition;

                  (8) Permitted Refinancing Indebtedness; provided that the
            restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, with respect to such encumbrance or restriction set forth in clauses (1), (2) or (3) of Section 4.08(a) than those contained in the agreements governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged (as determined in good faith by the Board of Directors of Parent or the Issuer);

                  (9) Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                  (10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of the Issuer's Board of Directors, which limitation is applicable only to the asset or property that are the subject of such agreements;

                  (11) restrictions on cash, Cash Equivalents, Marketable
            Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

                  (12) Indebtedness or other customary contractual requirements of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

                  (13) Indebtedness or other contractual requirements of a Motor
            Vehicle Subsidiary or New Motor Vehicles Subsidiary incurred in connection with a Motor Vehicle Financing; provided that such restrictions apply only to such Motor Vehicle Subsidiary or New Motor Vehicles Subsidiary; and

                  (14) any encumbrances or restrictions imposed by any
            amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (13); provided that such amendments or refinancings are not more restrictive, taken as a whole, with respect to encumbrances or restrictions set forth in clauses (1), (2) or (3) of Section 4.08(a) than such encumbrances and restrictions prior to such amendment or refinancing (as determined in good faith by the Board of Directors of Parent or the Issuer).

      SECTION 4.09 Incurrence of Indebtedness and Issuance of Preferred Equity.

            (a) Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Parent and the Issuer will not issue any Disqualified Stock and will not permit the Issuer or any of Parent's Restricted Subsidiaries to issue any Disqualified Stock or any shares of preferred equity; provided, however, that Parent, the Issuer and any of Parent's Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Issuer and any of Parent's Restricted Subsidiaries may issue preferred equity, if, on the date of such incurrence or issuance, the Fixed Charge Coverage Ratio for Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least (A) 1.75 to 1.00 if such Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued on or prior to June 30, 2008 or (B) 2.00 to 1.00 if such Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued after June 30, 2008, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of Indebtedness and letters of credit and bankers' acceptances thereunder under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Parent, the Issuer and such Restricted Subsidiaries thereunder) not to exceed $2,170 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Parent, the Issuer or any of Parent's Restricted Subsidiaries since the Merger Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10;

                  (2) the incurrence by Parent, the Issuer and the Subsidiary
            Guarantors of Indebtedness represented by the Second Priority Notes (excluding any Additional Notes or any additional Floating Rate Notes issued after the Issue Date) and the related Note Guarantees or Floating Rate Note Guarantees;

                  (3) the incurrence by Parent, the Issuer and Parent's
            Restricted Subsidiaries of Indebtedness (other than Indebtedness described in clause (1) or (2)) outstanding on the Merger Date, reduced to the extent such amounts shall be been repaid or retired, the incurrence by Parent, the Issuer and Parent's Restricted Subsidiaries of Indebtedness to the extent outstanding on the Merger Date;

                  (4) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of Indebtedness represented by mortgage financings or purchase money obligations (but not Capital Lease Obligations), in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal), plant or equipment used in the ordinary course of business of Parent, the Issuer or any of Parent's Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Parent, the Issuer and Parent's Restricted Subsidiaries incurred pursuant to this clause
            (4) and outstanding on the date of such incurrence, does not exceed $50 million;

                  (5) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (2), (3),
            (5), (12) or (18) of this Section 4.09(b);

                  (6) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of intercompany Indebtedness between or among Parent, the Issuer and any of Parent's Restricted Subsidiaries; provided, however, that:

                        (a) if Parent, the Issuer or any Subsidiary Guarantor is
                  the obligor on such Indebtedness and the payee is not Parent, the Issuer or a

                  Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of Parent or a Subsidiary Guarantor; and

                        (b) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than Parent, the Issuer or a Restricted Subsidiary of Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, the Issuer or a Restricted Subsidiary of Parent, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent, the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the issuance by the Issuer or any of Parent's Restricted
            Subsidiaries to Parent or the Issuer or to another Restricted Subsidiary of Parent of shares of preferred equity; provided, however, that:

                        (a) any subsequent issuance or transfer of Equity
                  Interests that results in any such preferred equity being held by a Person other than Parent, the Issuer or a Restricted Subsidiary of Parent, and

                        (b) any sale or other transfer of any such preferred
                  equity to a Person that is not either Parent, the Issuer or a Restricted Subsidiary of Parent,

            shall be deemed, in each case, to constitute an issuance of such preferred equity or Disqualified Stock by the Issuer or such Restricted Subsidiary that was not permitted by this clause (7);

                  (8) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

                  (9) the guarantee by Parent, the Issuer or any Restricted
            Subsidiary of Parent of Indebtedness of Parent, the Issuer or a Restricted Subsidiary of Parent that was permitted to be incurred by another provision of this Section 4.09 (including Section 4.09(a)); provided that (A) if the Indebtedness being guaranteed is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, then the guarantee thereof shall be subordinated in right of payment to the Notes or the Note Guarantee, as applicable, to the same extent as the Indebtedness so guaranteed and (B) if the Indebtedness being guaranteed is pari passu in right of payment to the Notes or the Note Guarantee, then the guarantee thereof shall be pari passu in right of payment to the Notes or the Note Guarantee, as applicable, to the same extent as the Indebtedness so guaranteed, provided, further, that any Restricted Subsidiary of Parent that guarantees other Indebtedness pursuant to this clause (9) shall concurrently guarantee, or already be a Subsidiary Guarantor with respect to, the Notes pursuant to Section 4.19;

                  (10) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory obligations, bankers' acceptances and performance, appeal or surety bonds in the ordinary course of business;

                  (11) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds so long as such Indebtedness is covered within five business days;

                  (12) Indebtedness, Disqualified Stock or preferred equity of any Person that is acquired by the Issuer, the Issuer or any of Parent's Restricted Subsidiaries or merged into or consolidated with, or transfers substantially all of its assets to, a Restricted Subsidiary in of Parent accordance with the terms of this Indenture; provided, however, that such Indebtedness, Disqualified Stock or preferred equity is not incurred or issued in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, that the aggregate principal amount of any such Indebtedness, Disqualified Stock or preferred equity incurred or issued pursuant to this clause (12) since the Issue Date shall not exceed $50 million in the aggregate;

                  (13) the incurrence of Indebtedness consisting of
            indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

                  (14) the incurrence of Indebtedness of the Issuer owing to the
            Captive Insurance Company; provided, that the aggregate principal amount of any such Indebtedness incurred pursuant to this clause
            (14) shall not exceed $35 million at any one time outstanding; provided, further, that (i) any event that results in the Captive Insurance Company ceasing to be a Subsidiary of Parent or (ii) any sale or other transfer of any such Indebtedness to a Person that is not the Captive Insurance Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer that was not permitted by this clause (14);

                  (15) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries in the ordinary course of business of Capital Lease Obligations with respect to Motor Vehicles in an aggregate principal amount which, when taken together with all other Capital Lease Obligations of Parent, the Issuer and Parent's Restricted Subsidiaries incurred pursuant to this clause (15) and outstanding on the date of such incurrence, does not exceed $175 million;

                  (16) the incurrence of Indebtedness by a Receivables
            Subsidiary in a Qualified Receivables Transaction that is not recourse to Parent or any of Parent's Restricted Subsidiary that is not a Receivables Subsidiary (except for Standard Securitization Undertakings), provided that such Qualified Receivables Transaction shall be deemed an Asset Sale under this Indenture and Parent, the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10;

                  (17) Indebtedness with respect to a Motor Vehicle Financing, provided, that such Motor Vehicle Financing shall be deemed an Asset Sale under this Indenture and Parent, the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10; and

                  (18) the incurrence by Parent, the Issuer or any of Parent's
            Restricted Subsidiaries of additional Indebtedness or issuance of Disqualified Stock or preferred equity in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed $60 million.

            (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of clauses (1) through (18) of Section 4.09(b) or as having been incurred pursuant to Section 4.09(a), although the Issuer may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the categories of Permitted Debt described in such clauses or as having been incurred pursuant to Section 4.09(a) and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Merger Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt". The accrual of interest or dividends, the accretion of accreted value or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this Section 4.09; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or amortization or payment (without duplication) is included in Fixed Charges of Parent, the Issuer and Parent's Restricted Subsidiaries as accrued, accreted or amortized or paid. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that Parent, the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

      SECTION 4.10 Asset Sales. Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) Parent, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

            (2) at least 75% of the consideration received in the Asset Sale by Parent, the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following will be deemed to be cash:

                  (A) any liabilities, as shown on Parent's most recent
            consolidated balance sheet, of Parent, the Issuer or any Restricted Subsidiary of Parent (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Parent, the Issuer or such Restricted Subsidiary from further liability;

                  (B) any securities, notes or other obligations received by
            Parent, the Issuer or any such Restricted Subsidiary from such transferee that are converted by Parent, the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 120 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion; or

                  (C) any Capital Stock or assets of the kind referred to in clause (2) or (4) of the second following paragraph of this Section 4.10.

      In the event of an Asset Sale consisting of (x) any sale and leaseback transaction, (y) any Qualified Receivables Transaction or (z) any Motor Vehicle Financing (each, a "Designated Asset Sale"), the Net Proceeds from such Designated Asset Sale shall be applied as follows:

            (1) to, within five Business Days of the receipt of such Net Proceeds, repay all outstanding First Priority Lien Obligations and, if such First Priority Lien Obligations is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; and

            (2) in the event that any Net Proceeds from any Designated Asset Sale remain after the repayment in full of all First Priority Lien Obligations pursuant to the immediately preceding clause (1) (such remaining Net Proceeds are herein referred to as "Excess Designated Proceeds"), within 30 days after the Designated Asset Sale giving rise to such Excess Designated Proceeds, the Issuer will, in accordance with the provisions of Section 3.09, make a Designated Asset Sale Offer to all Holders and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this
      Section 4.10 with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Pari Passu Indebtedness that may be purchased out of the Excess Designated Proceeds.

      Unless otherwise provided in the preceding paragraph, within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be), may apply such Net Proceeds, at its option:

            (1) to repay First Priority Lien Obligations and, if such First Priority Lien Obligations is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Parent;

            (3) to make a capital expenditure; or

            (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, within 30 days thereof, the Issuer will, in accordance with the provisions of Section 3.09, make an Asset Sale Offer to all Holders and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Section 4.10 with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds.

      Pending the final application of any Net Proceeds pursuant to this Section 4.10, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

      SECTION 4.11 Transactions with Affiliates.

            (a) Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent or the Issuer or of any of Parent's Restricted Subsidiaries (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are not
            materially less favorable to Parent, the Issuer or the relevant Restricted Subsidiary (as determined by in good faith by the Board of Directors of Parent or the Issuer) than those that would have been obtained in a comparable transaction by Parent, the Issuer or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Issuer delivers to the Trustee:

                        (A) with respect to any Affiliate Transaction or series
                  of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority (including a majority of the disinterested members, if any), of the Board of Directors of the Issuer; and

                        (B) with respect to any Affiliate Transaction or series
                  of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to Parent, the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of
      Section 4.11(a):

                  (1) any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent, the Issuer or any of Parent's Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

                  (2) transactions between or among Parent, the Issuer and/or any of Parent's Restricted Subsidiaries;

                  (3) transactions with a Person (other than an Unrestricted
            Subsidiary) that is an Affiliate of Parent, the Issuer or a Restricted Subsidiary of Parent solely because Parent, the Issuer or such Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent, the Issuer or any of Parent's Restricted Subsidiaries;

                  (5) any issuance of Equity Interests (other than Disqualified
            Stock) of Parent to Affiliates of Parent;

                  (6) Restricted Payments and Investments that do not violate the provisions of Section 4.07;

                  (7) transactions effected pursuant to agreements in effect on the Merger Date and described in the Offering Memorandum and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not less favorable to Parent, the Issuer, any Restricted Subsidiary of Parent or the Holders, taken as a whole, than the original agreement as in effect on the Merger Date as determined in good faith by the Board of Directors of Parent or the Issuer);

                  (8) any agreement between any Person and an Affiliate of such
            Person existing at the time such Person is acquired by or merged into Parent, the Issuer or any of Parent's Restricted Subsidiaries; provided, that such agreement was not entered into contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger); and

                  (9) any Qualified Receivables Transaction.

      SECTION 4.12 Liens. Parent and the Issuer will not and will not permit any of Parent's Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective (i) any Lien of any kind (other than Permitted Liens) on any asset or property of Parent, the Issuer or any of Parent's Restricted Subsidiaries securing Indebtedness (other than First Priority Lien Obligations) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien of any kind securing any First Priority Lien Obligation of Parent, the Issuer or any Subsidiary Guarantor without effectively providing that the Notes or the applicable Note Guarantee, as the case may be, shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First Priority Lien Obligations, except as set forth under the Security Documents; provided, however, that, with respect to this clause (ii), if granting such second priority security interest requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee on behalf of the Holders; provided further, however, that, with respect to this clause (ii), if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, Parent, the Issuer or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.

      SECTION 4.13 Business Activities.

            (1) Prior to the Merger Date, Parent and Merger Dub will not engage in any activity other than as necessary to perform its obligations under this Indenture or the Merger Agreement.

            (2) From and after the Merger Date, Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, engage in any business other than

      Permitted Businesses, except to such extent as would not be material to Parent, the Issuer and Parent's Restricted Subsidiaries taken as a whole.

      SECTION 4.14 Corporate Existence. Subject to Article 5 hereof, Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Parent, the Issuer or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of Parent, the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if at least two Officers of the Issuer, one of which is the Chief Executive Officer or the Chief Financial Officer of the Issuer, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, the Issuer and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

      SECTION 4.15 Offer to Repurchase Upon Change of Control.

      (a) If a Change of Control occurs, the Issuer will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, if any, to, but not including, the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer will or will cause the Trustee to mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission, email or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess thereof.

      The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

            (b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the
            Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

            Upon receipt of the Change of Control Payment and Officers' Certificate described above, the Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

            (c) Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or
      (2) notice of redemption has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

      SECTION 4.16 No Layering of Debt. Parent and the Issuer will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Parent, the Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent, the Issuer or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

      SECTION 4.17 Limitation on Sale and Leaseback Transactions. Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Parent, the Issuer or any Restricted Subsidiary of Parent may enter into a sale and leaseback transaction if:

            (1) Parent, the Issuer or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section
      4.12 hereof;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

            (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Parent, the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with,
      Section 4.10.

      SECTION 4.18 Payments for Consent. Parent and the Issuer will not, and will not permit any of Parent's Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

      SECTION 4.19 Additional Note Guarantees. Parent and the Issuer will not permit any of Parent's Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any other Indebtedness of Parent, the Issuer or any of Parent's Restricted Subsidiaries unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture in the form of Exhibit F hereto and Note Guarantee providing for the guarantee of the payment of the Notes by such Restricted Subsidiary, which guarantee will be senior to or pari passu with such Restricted Subsidiary's guarantee of such other Indebtedness, and simultaneously executes and delivers the applicable Security Documents pursuant to which its assets (of the same type as the assets of Parent, the Issuer and the other Subsidiary Guarantors constituting Collateral) will become part of the Collateral and will secure the Notes and Note Guarantees in the manner specified in this Indenture and the Security Documents.

      SECTION 4.20 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent, the Issuer and Parent's Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under
Section 4.07 or under one or more clauses of the definition of "Permitted Investments", as determined by the Issuer. That designation will only be permitted if such Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the conditions specified in clauses (1) to (4) of the definition of "Unrestricted Subsidiary" and was permitted under Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements specified in clauses (1) to (4) of the definition of "Unrestricted Subsidiary", it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Event of Default would be in existence following such designation.

      SECTION 4.21 Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as described in the Security Documents or as permitted under Article 9.

      SECTION 4.22 After-Acquired Property. If Parent, the Issuer or any Subsidiary Guarantor shall acquire any First Priority After-Acquired Property, Parent, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Trustee on behalf of the Holders a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described in the Security Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee on behalf of the Holders; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, Parent, the Issuer or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01 Merger, Consolidation, or Sale of Assets.

      (a) The Issuer will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for Issuer and its Subsidiaries), in one or more related transactions to another Person, unless:

            (1) either (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Security Documents, in each case pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction, no Default or Event of Default exists; and

            (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio for Parent as of such date; and

            (5) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture is enforceable;

      provided, that, clause (4) of this Section 5.01(a) will not apply to:

            (i) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

            (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and any of the Restricted Subsidiaries.

      (b) Parent will not, directly or indirectly, consolidate or merge with or into another Person (whether or not Parent is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for Parent and its Subsidiaries), in one or more related transactions to another Person, unless:

            (1) either (a) Parent is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than Parent) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of Parent under Parent's Note Guarantee, this Indenture and the Security Documents, in each case pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction, no Default or Event of Default exists; and

            (4) Parent or the Person formed by or surviving any such consolidation or merger (if other than Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio for Parent as of such date; and

            (5) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture is enforceable;

      provided, that, clause (4) of this Section 5.01(b) will not apply to:

            (i) a merger of Parent with an Affiliate solely for the purpose of reincorporating Parent in another jurisdiction; or

            (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and any of the Restricted Subsidiaries.

      (c) Upon consummation of the Merger, the Company will execute and deliver to the Trustee supplemental indentures of the type referred to in the clause (2) of Section 5.01(a) pursuant to which the Company, as the surviving entity of the Merger, will assume all the obligations of Merger Sub under this Indenture and will succeed to, and be substitute for, and may exercise every right and power of, Merger Sub under this Indenture. Notwithstanding anything in this Article 5 to the contrary, the merger of Merger Sub with and into the Company on the Merger Date as described in the Merger Agreement shall be permitted under this Indenture.

      SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or Parent in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer or Parent, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" or "Parent", as applicable, shall refer instead to the successor corporation and not to the Issuer or Parent, as applicable), and may exercise every right and power of the Issuer or Parent, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or Parent, as applicable, herein; provided, however, that, in the case of the Issuer, the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale or other disposition of all or substantially all of the properties or assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), in one or more related transactions subject to, and in compliance with the provisions of, Section 5.01(a) hereof.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

      SECTION 6.01 Events of Default. Each of the following is an "Event of Default:"

            (1) default for 30 days in the payment when due of interest on the Notes;

            (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

            (3) failure by Parent, the Issuer or any of Parent's Restricted Subsidiaries for five Business Days to comply with the provisions of
      Section 4.15 or Section 5.01 hereof;

            (4) failure by Parent, the Issuer or any of Parent's Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent, the Issuer or any of Parent's Restricted Subsidiaries (or the payment of which is guaranteed by Parent, the Issuer or any of Parent's Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

            (6) failure by Parent, the Issuer or any of Parent's Restricted Subsidiaries to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

            (7) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or Parent or any Subsidiary Guarantor, or any Person acting on behalf of

      Parent or any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee;

            (8) Parent, the Issuer or any of Parent's Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors;

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against Parent, the Issuer or any of
            Parent's Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of Parent, the Issuer or any of
            Parent's Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Parent, the Issuer or any of Parent's Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of Parent, the Issuer or any of
            Parent's Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days; and

            (10) unless all the Collateral has been released from the applicable Liens in accordance with the provisions of the Security Documents, default by Parent, the Issuer or any Restricted Subsidiary of Parent in the performance of the Security Documents, or the occurrence of any other event, in each case that adversely affects the enforceability, validity, perfection or priority of such Liens on a material portion of the Collateral granted to the Second Lien Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by Parent, the Issuer or any Restricted Subsidiary of Parent of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Parent, the Issuer or any Restricted Subsidiary of Parent party thereto for any reason with respect to a material portion of the Collateral (which default, occurrence, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuer receives notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default, occurrence, repudiation, disaffirmation or determination be remedied).

      SECTION 6.02 Acceleration. In the case of an Event of Default specified in clause (8) or (9) of Section 6.01, the principal or, premium, if any, and accrued interest on all of the Notes then outstanding shall automatically become due and payable immediately without any further declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable immediately.

      SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      SECTION 6.04 Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or expense that is not adequately indemnified in the judgment of the Trustee, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

      SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

            (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

            (3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

      SECTION 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

      Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

      SECTION 7.01 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates specifically required by any provision herein to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b)
            of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

            (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any loss, liability or expense. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      SECTION 7.02 Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

            (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (k) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights.

            (l) The Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Notes or any series affected then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Issuer, or, if paid by the Trustee shall be repaid by the Issuer upon demand.

            (m) The Trustee shall not be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of the action.

            (n) The Trustee shall not be required to give any note, bond, or surety in respect of the execution of the trusts and powers under this Indenture.

            (o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

      SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

      SECTION 7.04 Trustee's Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

      SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

      SECTION 7.06 Reports by Trustee to Holders of the Notes.

            (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

            (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange.

      SECTION 7.07 Compensation and Indemnity.

            (a) The Issuer will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            (b) Parent, the Issuer and the Subsidiary Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Parent, Issuer and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by Parent, Issuer, the Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense as shall be determined to have been caused by its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve Parent, the Issuer or any of the Subsidiary Guarantors of their obligations hereunder. Parent, Issuer or such Subsidiary Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. None of Parent, the Issuer or any Subsidiary Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

            (c) The obligations of Parent, Issuer and the Subsidiary Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

            (d) To secure Parent's, the Issuer's and the Subsidiary Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

            (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            (f) The Trustee will comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

      SECTION 7.08 Replacement of Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law,

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

            (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under
      Section 7.07 hereof will continue for the benefit of the retiring Trustee.

      SECTION 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

      SECTION 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

      SECTION 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section
8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

      SECTION 8.02 Legal Defeasance and Discharge. Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Parent, the Issuer and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Parent, the Issuer and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section
      8.04 hereof;

            (2) the Issuer's obligations with respect to such Notes under
      Article 2 and Section 4.02 hereof;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Parent's the Issuer's and the Subsidiary Guarantors' obligations in connection therewith; and

            (4) this Article 8.

      Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

      SECTION 8.03 Covenant Defeasance. Upon the Issuer's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, Parent, the Issuer and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders

(and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, Parent, the Issuer and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) and 6.01(6) hereof will not constitute Events of Default.

      SECTION 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section
8.02 or 8.03 hereof:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that:

                  (A) Parent and the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

      in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

            (3) in the case of an election under Section 8.03 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Parent, the Issuer or any of their respective Subsidiaries is a party or by which Parent, the Issuer or any of their respective Subsidiaries is bound, including the Credit Agreement;

            (6) Parent and the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Parent and the Issuer with the intent of preferring the Holders of Notes over the other creditors of Parent or the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of Parent or the Issuer or others; and

            (7) Parent and the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section

8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.06 Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust pursuant to Section
8.04 or Section 12.01 for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

      SECTION 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Parent's, the Issuer's and the Subsidiary Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

      SECTION 9.01 Without Consent of Holders of Notes. Notwithstanding Section
9.02 of this Indenture, without the consent of any Holder of Notes, Parent, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of Parent's, the Issuer's or a Subsidiary Guarantor's obligations to the Holders of Notes and Note

      Guarantees in the case of a merger or consolidation or sale of all or substantially all of Parent's, the Issuer's or such Subsidiary Guarantor's assets, as applicable;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the "Description of the Notes" section of the Offering Memorandum to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

            (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

            (8) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release Subsidiary Guarantors from the Note Guarantee in accordance with the terms of this Indenture as of the date of this Indenture; or

            (9) to make, complete or confirm any grant of Collateral permitted or required by this Indenture, the Intercreditor Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture, the Intercreditor Agreement or any of the Security Documents.

      After an amendment becomes effective, the Issuer is required to mail to each registered Holder of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

      Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture permitted by the terms of this Indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with Parent, the Issuer and the Subsidiary Guarantors in the execution of any such amended or supplemental indenture, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, Parent, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees, the Notes and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Notes and the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with Parent, the Issuer and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

      It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the provisions of Sections 3.09, 4.10 or 4.15 hereof);

            (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

            (8) release Parent or any Subsidiary Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

            (9) release any Collateral from the Liens created by the Security Documents except as specifically provided for in this Indenture or the Security Documents;

            (10) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Note Guarantees;

            (11) make any change in the provisions in the Intercreditor Agreement or this Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Notes; or

            (12) make any change in the preceding amendment and waiver provisions.

      In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes.

      SECTION 9.03 Compliance. Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with this Indenture.

      SECTION 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      For purposes of this Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, any Depository or DTC, any nominees thereof and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer ("Depository Entity") by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depository Entity.

      The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the first paragraph of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

      Any Holder entitled hereunder to give, make or take any action under this Indenture with regard to any particular Note may do so, or duly appoint any Person or Persons as its agent or agents to do so, with regard to all or any part of the principal amount of such Note.

      SECTION 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Any consent of any Holder of Notes may include, without limitation, any consent obtained in connection with a tender offer or exchange offer for, or purchase of, Notes.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 9.06 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until its Board of Directors approves it. On the Merger Date, the Trustee is hereby directed to execute and deliver a supplemental indenture of the type referred to in the clause (2) of Section 5.01(a) pursuant to which the Company, as the surviving entity of the Merger, will assume all the obligations of Merger Sub under this Indenture and will succeed to, and be substitute for, and may exercise every right and power of, Merger Sub under this Indenture. Except with respect to the supplemental indenture referred to in the immediately prior sentence, in executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by
Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                   COLLATERAL

      SECTION 10.01 Security Documents. Subject to the provisions of the Intercreditor Agreement, the payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by Parent or any Subsidiary Guarantor pursuant to the Note Guarantees, the payment of all other Obligations and the performance of all other obligations of Parent, the Issuer and the Subsidiary Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents are secured as provided in the Security Documents which Parent, the Issuer and the Subsidiary Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. Subject to the provisions of the Intercreditor Agreement, Parent and the Issuer shall, and shall cause each of Parent's Restricted Subsidiaries to, and each Restricted Subsidiary of Parent shall, do all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of Parent, the Issuer and Parent's Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second priority security interest subject only to Permitted Liens.

      SECTION 10.02 Second Lien Agent.

            (a) The Issuer has appointed U.S. Bank National Association to serve as the Second Lien Agent for the benefit of the Holders of Notes. The Second Lien Agent (directly or through co-trustees, agents or sub-agents) will act as Second Lien Agent pursuant to the Collateral Sharing Agreement, the Intercreditor Agreement and the Security Documents and will hold, and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

            (b) The Second Lien Agent is authorized and empowered to appoint one or more co-trustees, agents or sub-agents as it deems necessary or appropriate.

            (c) Subject to Section 7.01, neither the Trustee nor the Second Lien Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so.

            (d) Subject to the Collateral Sharing Agreement and the Intercreditor Agreement, the Second Lien Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture, the Collateral Sharing Agreement and the Intercreditor Agreement, the Second Lien Agent will not be obligated:

                  (1) to act upon directions purported to be delivered to it by any other Person;

                  (2) to foreclose upon or otherwise enforce any Second Priority
            Lien; or

                  (3) to take any other action whatsoever with regard to any or all of the Second Priority Liens, Security Documents or Collateral.

            (e) The Second Lien Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or Security Documents.

            (f) In acting as Second Lien Agent or co-trustee, agent or sub-agent, the Second Lien Agent and each co-trustee, agent or sub-agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

      SECTION 10.03 Authorization of Actions to Be Taken.

            (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Sharing Agreement, each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Second Lien Agent to enter into Collateral Sharing Agreement, authorizes and empowers the Trustee to direct the Second Lien Agent to execute and deliver, and the Trustee hereby directs the Second Lien Agent to execute and deliver, the Intercreditor Agreement and the Security Documents to which it is a party, and authorizes and empowers the Trustee and the Second Lien Agent to bind the Holders of Notes and other holders of Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and the Collateral Sharing Agreement and to perform its obligations and exercise its rights and powers thereunder.

            (b) The Second Lien Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Intercreditor Agreement or the Security Documents to which the Second Lien Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of the Collateral Sharing Agreement and this Indenture.

            (c) Subject to the provisions of Sections 7.01 and 7.02 and except as otherwise provided in the Collateral Sharing Agreement the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Second Lien Agent to take all actions it deems necessary or appropriate in order to:

                  (1) foreclose upon or otherwise enforce any or all of the
            Second Priority Liens;

                  (2) enforce any of the terms of the Security Documents to
            which the Second Lien Agent is a party; or

                  (3) collect and receive payment of any and all Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents.

            (d) Subject to the Intercreditor Agreement and the Collateral Sharing Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Second Lien Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Priority Liens or the Security Documents to which the Second Lien Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Second Lien Agent is a party or this Indenture, and such suits and proceedings as the Trustee or the Second Lien Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Second Lien Agent.

      SECTION 10.04 Release of Liens.

            (a) Subject to clauses (b) and (c) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Issuer pursuant to an Officers' Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, Parent, the Issuer and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Second Lien Agent and the Trustee (if the Trustee is not then the Second Lien Agent) shall release the same from such Liens at the Issuer's sole cost and expense, under any one or more of the following circumstances:

                  (1) subject to the following paragraph, upon the Discharge of
            Senior Lender Claims and concurrent release of all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder);

                  (2) to enable Parent, the Issuer or any Subsidiary Guarantor to consummate the disposition of such property or assets to the extent not prohibited under Section 4.10;

                  (3) in the case of a Subsidiary Guarantor that is released from its Note Guarantee with respect to the Notes, the release of the property and assets of such Subsidiary Guarantor; or

                  (4) as described under Article 9.

            If an Event of Default under the Indenture exists on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Collateral securing the Notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of the holders of a majority of outstanding principal amount of the Notes and Other Second-Lien Obligations) will have the right to direct the First Lien Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

            Upon the receipt of an Officers' Certificate from the Issuer, as described above, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall instruct the Second Lien Agent to execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

            (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers' Certificate required by this
      Section 10.04 has been delivered to the Second Lien Agent and the Trustee not less than five days prior to the date of such release.

            (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Second Lien Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

      SECTION 10.05 Filing, Recording and Opinions.

            (a) In the event that this Indenture shall be required to be qualified, and shall be so qualified, pursuant to the TIA, the Issuer will comply with the provisions of TIA ss.314(b) and 314(d), except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, if any, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA ss.314(b)(2), the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each May 31.

            Any release of Collateral permitted by Section 10.04 hereof will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof and, in the event that this Indenture shall be required to be qualified, and shall be so qualified, pursuant to the TIA, any person that is required to deliver an Officers' Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

            (b) If any Collateral is released in accordance with this Indenture or any Security Document and if the Issuer has delivered the certificates and documents required by the Security Documents and Section 10.04, the Trustee will determine whether it has received all documentation required by this Indenture in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04, will, upon request, deliver a certificate to the Second Lien Agent setting forth such determination.

      SECTION 10.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon Parent, the Issuer or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of Parent, the Issuer or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Second Lien Agent or the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Second Lien Agent or the Trustee.

      SECTION 10.07 Release Upon Termination of the Issuer's Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officers' Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Issuer's obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8 or 12 (provided that in the case of this clause (ii), no Notes are then outstanding), the Trustee shall deliver to the Issuer and the Second Lien Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Second Lien Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

      SECTION 10.08 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms First Priority Lien Obligations and Other Second-Lien Obligations or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations or Other Second-Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Second Lien Agent and the First Lien Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as First Priority Lien Obligations.

                                   ARTICLE 11
                                 NOTE GUARANTEES

      SECTION 11.01 Guarantee.

            (a) Subject to this Article 11, Parent and each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Issuer hereunder or thereunder, that:

                  (1) the principal of, premium, if any, and interest on the
            Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Parent and each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Parent and each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) Parent and the Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Parent and each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Security Documents.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, Parent, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of Parent, the Issuer or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

            (d) Parent and each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Parent and each Subsidiary Guarantor further agrees that, as between Parent and the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by Parent and the Subsidiary Guarantors for the purpose of this Note Guarantee, in each case subject to any rescission of any such acceleration pursuant to Section
      6.04. Parent and the Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

      SECTION 11.02 Limitation on Guarantor Liability. Parent and each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of Parent or such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, Parent and the Subsidiary Guarantors hereby irrevocably agree that the obligations of Parent or such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Parent or such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Parent or any other Subsidiary Guarantor in respect of the obligations of Parent or such other Subsidiary Guarantor under this Article 11, result in the obligations of Parent or such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

      SECTION 11.03 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, Parent and each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of Parent or such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of Parent or such Subsidiary Guarantor by one of its Officers.

      Parent and each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of Parent and the Subsidiary Guarantors.

      In the event that any Subsidiary of Parent or other Person is required to become a Subsidiary Guarantor pursuant to Section 4.20, Parent and the Issuer will cause such Subsidiary or other Person to comply with the provisions of
Section 4.20 and this Article 11.

      SECTION 11.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in this Section 11.04, the Issuer and Parent will not permit any Subsidiary Guarantor to consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to another Person, unless:

            (1) immediately after such transaction, no Default or Event of Default exists;

            (2) either

                  (a) (i) such Subsidiary Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws the United States, any state of the United States or the District of Columbia and (ii) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Subsidiary Guarantor under such Subsidiary Guarantor's Note Guarantee, this Indenture and the Security Documents, in each case pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee; or

                  (b) in the case of a Subsidiary Guarantor that has been
            disposed of in its entirety to another Person (other than to the Issuer or any Affiliate of the Issuer), whether through a merger, consolidation or sale of Capital Stock or assets, the Issuer delivers an Officers' Certificate to the Trustee to the effect that the Issuer will comply with its obligations under Section 4.10 in respect of such sale or other disposition; and

            (3) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.

      In case of any such consolidation, merger, sale or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit F hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into Parent, the Issuer or another Subsidiary Guarantor, or will prevent any sale or disposition of all or substantially all of the assets of a Subsidiary Guarantor to Parent, the Issuer or another Subsidiary Guarantor.

      SECTION 11.05 Releases.

      The Note Guarantee of a Subsidiary Guarantor will be released, and such Subsidiary Guarantor will be released from and relieved of all of its obligations under its Note Guarantee and this Indenture:

      (1) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent, the Issuer or a Restricted Subsidiary of Parent, if the sale, disposition or transfer does not violate the first paragraph of Section 4.10;

      (2) in connection with any sale, disposition or transfer of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent, the Issuer or a Restricted Subsidiary of Parent, if the sale, disposition or transfer does not violate the first paragraph of
            Section 4.10;

      (3) if the Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

      (4) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; or

      (5) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Note Guarantee pursuant to Section 4.19.

      Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that a release of a Subsidiary Guarantor in accordance with this Section 11.05 is authorized or permitted by this Indenture, the Trustee will, upon the request and at the expense of the Issuer, execute any documents reasonably requested by the Issuer in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee and this Indenture.

                                   ARTICLE 12
                           SATISFACTION AND DISCHARGE

      SECTION 12.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

            (1) either

                  (a) all Notes that have been authenticated and, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Parent, the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal and interest) on the Notes not delivered to the Trustee for cancellation;

            (2) Parent, the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Upon satisfaction of the conditions set forth in this Section 12.01, and the receipt of such Officers' Certificate and Opinion of counsel, the Trustee, upon request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

      SECTION 12.02 Application of Trust Money. Subject to the provisions of
Section 8.06 hereof, all money deposited with the Trustee pursuant to Section
12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Parent's, the Issuer's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13
                                 MISCELLANEOUS

      SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c) (other than, prior to any qualification of this Indenture under the TIA, the limitations, qualifications or conflicts set forth in Sections 9.03, 9.06 and 10.05), the imposed duties will control.

      SECTION 13.02 Notices. Any notice or communication by Parent, the Issuer, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to Parent, the Issuer and/or any Subsidiary Guarantor:

      c/o Swift Aviation Group. Inc.
      2710 E. Old Tower Road
      Phoenix, Arizona  85034
      Attention:  Ramiro Peru

      With a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, New York  10036
      Attention:  Richard Aftanas, Esq.

      If to the Trustee:

      U.S. Bank National Association
      60 Livingston Avenue
      EP-MN-WS3C
      St. Paul, MN 55107-2292
      Attn: Rick Prokosch

      Parent, the Issuer, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depository for such Note (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

      SECTION 13.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

      SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee (except that the Opinion of Counsel referred to in Section 13.04(2) hereof shall not be required in connection with the Authentication Order):

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer of Parent, the Issuer or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of Parent, the Issuer or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of Parent, the Issuer or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

      SECTION 13.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

      SECTION 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of Parent, the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, the Issuer or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

      SECTION 13.08 Governing Law. THIS INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

      SECTION 13.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent, the Issuer or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 13.10 Successors. All agreements of Parent and the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.

      SECTION 13.11 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

      SECTION 13.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

      SECTION 13.13 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this

Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

      SECTION 13.14 Benefits of Indenture. Nothing in this Indenture or in the Notes or Note Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Note Guarantees.

                         [Signatures on following page]

                    SIGNATURES

                          SAINT ACQUISITION CORPORATION

                          By: /s/ Jerry Moyes
                              -------------------------------------------
                          Name:  Jerry Moyes
                          Title: President and Chief Executive Officer

                          SAINT CORPORATION

                          By: /s/ Jerry Moyes
                              -------------------------------------------
                          Name:  Jerry Moyes
                          Title: President and Chief Executive Officer

                                                  INDENTURE FOR FIXED RATE NOTES

                          U.S. BANK NATIONAL ASSOCIATION, as
                          Trustee and as Second Lien Agent

                          By: /s/ Richard Prokosch
                              -------------------------------------------
                              Name: Richard Prokosch
                              Title: Vice President